Exhibit 21.1

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE

Argentina	ADT Security Services S.A. (Argentina)
Sensormatic Argentina S.A.
Tyco Services S.A. (Argentina)

Australia	A.C.N. 000 343 019 Pty Limited
ADT Wireless Pty Limited
Complete Engineering Group Pty Ltd
Fire Control Pty Limited
LT Joint Venture Pty Limited (50%)
Maintenance Software Solutions Pty Ltd
National Fire Holdings Pty Limited
National Fire Solutions (QLD) Pty Ltd
National Fire Solutions (VIC) Pty Ltd
National Fire Solutions (WA) Pty Ltd
National Fire Solutions Pty. Limited
NFS Pipe Fabrications (QLD) Pty Ltd
P A Pacific Pty Limited
Prindon Holdings Pty Limited
Rindin Enterprises Pty Limited
Sensormatic Australia Pty Limited
Signature Holding Company Pty Limited
Signature Security Group Holdings Pty Limited
Signature Security Group Pty Limited
Simplex International Pty Limited
Tyco Australia Pty Limited
Tyco Fire & Security Pty Limited
Tyco International Pty Limited
Tyco International Security Group Pty Limited
Tyco Projects (Australia) Pty Limited
Wagga Fire Protection Pty. Ltd.
Wormald and ADT Australia Pty Limited

Austria	Tyco Building Services Products (Austria) GmbH
Tyco Integrated Fire & Security Austria GmbH

Bahamas, The	Tyco International Asia Inc. (Bahamas)
Tyco Shares Ltd.
World Services Inc.

Belgium	CIPE Belgium S.A. (or NV)

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
DSC International S.A.
SA Oktopus NV
Tyco Fire & Integrated Solutions N.V.

Bermuda	Tyco Capital Holdings Ltd.
Tyco Holdings (Bermuda) No. 12 Limited
Tyco Holdings Limited
Tyco International Middle East Limited
Tyco Kappa Limited

Brazil	ADT Security Services do Brasil Ltda.
Alarm-Tek Comercio E Participacoes Ltda.
Alarm-Tek do Brasil Sistemas de Vigilancia Ltda.
Figgie do Brasil Industria e Comercio Ltda.
Mojonnier do Brasil Industria e Comercio de Equipamentos Ltda.
S.E.C. do Brasil Ltda.
Senelbra Industria, Comercio e Servicos Ltda.
Sensorbrasil Comercio e Locacoes Ltda.
Sensormatic do Brasil Eletronica Ltda.
Tyco Fire Protection Servicos do Brasil Ltda.
Tyco Services Ltda.

Brunei Darussalam	Indeco Services Sdn Bhd

Bulgaria	Elpas Bulgaria EOOD

Canada	Sensormatic Canada Incorporated
TEPG Canada Inc.
Tyco Integrated Security Canada, Inc.
Tyco International Canada Pool Corporation
Tyco International of Canada Ltd.
Tyco Safety Products Canada Ltd.

Cayman Islands	Sensormatic Cayman Finance Ltd.

Chile	ADT Security Services S.A. (Chile)
Tyco Services S.A. (Chile)
Westfire Sudamerica SpA

China	ADT Macau Limited
ADT Security Services Co., Ltd. (90%)

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
ADT Security Systems (Shanghai) Co., Ltd. (90%)
Ansul Fire Equipment (Shanghai) Co., Ltd
Beijing Master Systems Engineering Co., Ltd (75%)
Beijing Reliance Machinery and Electric Engineering Co., Ltd.
Dalian Reliance Machinery and Electric Engineering Co., Ltd.
Jilin Reliance Machinery and Electric Engineering Co., Ltd.
Shanghai Eagle Safety Equipment Ltd.
Shenyang Reliance Machinery and Electric Engineering Co., Ltd.
Tyco (China) Investment Co., Ltd.
Tyco Fire & Integrated Systems (Guangzhou) Co., Ltd.
Tyco Fire & Security (Beijing) Co., Ltd.
Tyco Fire & Security (Tianjin) Ltd
Tyco Fire & Security Services International Trading (Shanghai) Co. Ltd
Tyco Fire Protection Products Trading (Shanghai) Co., Ltd.
Tyco Fire, Security & Services (Macau) Limited
Tyco Safety Products (Shanghai) Co., Ltd.
Tyco Safety Products (Shenyang) Co., Ltd.
Xiamen Reliance Fire Service Co., Ltd.
Xiamen Reliance Investment Management Co., Ltd.
Xiamen Reliance Machinery and Electric Engineering Co., Ltd. (51%)

Colombia	Tyco Services S.A. (Colombia)

Costa Rica	ADT Security Services, S.A. (Costa Rica)
Tyco Ingenieria y Construccion S.A.

Czech Republic	Tyco Fire & Integrated Solutions s.r.o., clen koncernu Tyco

Denmark	Tyco Holding VIII (Denmark) ApS
Tyco Integrated Systems (Denmark) ApS
Water Holding (Denmark) ApS

Fiji	Tyco Fiji Limited

Finland	Scott Health & Safety Oy
Scott Technologies Health & Safety Oy

France	Isogard SAS
Tyco Building Services Products S.A.S. (France)
Tyco Europe S.A.S.
Tyco Fire & Integrated Solutions France
Tyco Safety Products France SARL

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE

Germany	ADT Deutschland GmbH
ADT Protecco GmbH
ADT Sensormatic GmbH
ADT Service-Center GmbH
CKS Systeme GmbH
COSMOS Feuerloeschgeraetebau GmbH
FLN Feuerloschgerate Neuruppin Vertriebs-GmbH
Fondermann GmbH
Helmut Geissler Glasinstrumente GmbH
NEUHAUS Feuerloschgerate GmbH
Total Feuerschutz GmbH
Total Walther Feuerschutz Loschmittel GmbH
Total Walther GmbH, Feuerschutz und Sicherheit
Tyco Building Services Products (Germany) GmbH
Tyco Building Services Products Division GmbH
Tyco Fire & Security Holding Germany GmbH
Tyco Holding GmbH
Tyco Second Holding GmbH
Visonic Sicherheitstechnik GmbH
WOPF Befestigungselemente GmbH

Gibraltar	Stralen Investments Limited
Tyco International (Gibraltar) II Limited
Tyco International (Gibraltar) IV Limited

Guatemala	ADT Sistemas de Seguridad, S.A. (Guatemala)
Grinnell Sistemas de Proteccion Contra Incendio S.A. (Guatemala)
Tyco Ingenieria y Construccion S.A. (Guatemala)

Hong Kong	ADT Hong Kong Limited
Master Holding Limited
Sensormatic Far East Limited
Sensormatic Hong Kong Limited
Thorn Security (Hong Kong) Limited
Tyco Engineering & Construction (Hong Kong) Limited
Tyco Fire and Security Services China Limited
Union Spirit Enterprises Limited
Wormald Engineering Services Limited

Hungary	Tyco Building Services Products (Hungary) Kft

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE

India	Sakhi-Raimondi Valves (India) Pvt Ltd (76.03%)
Tyco Fire & Security India Private Limited
Tyco Safety Products (India) Private Limited
Tyco Sanmar Limited

Ireland	ACE Alarm Systems Limited
ADT Fire and Security Limited
ADT Limited
Fondermann & Co. (Ireland) Limited
Mather & Platt (Ireland) Limited
Obsidian HCM Holdings Ireland
Obsidian HCM Med Holdings Ireland
Obsidian HCM Med International Holdings
SEC Investments of Ireland
Sensormatic Electronics Corporation (Ireland) Limited
Sensormatic European Distribution Limited
Tyco Far East Holdings Limited
Tyco International public limited company
Tyco Ireland Limited

Isle of Man	Obsidian HCM Med Isle of Man

Israel	Elpas Solutions Ltd.
Visonetix Ltd.
Visonic Ltd.
Visonic Marketing (1988) Ltd.
Visonic Solutions Ltd.

Italy	Bentel Security S.r.l.
Sabo Foam Srl
Tyco Building Services Products (Italy) S.r.l.
Tyco Fire & Security S.p.A.

Luxembourg	ADT Finance S.A.
Tyco Fire & Security Finance S.C.A.
Tyco Fire & Security S.a.r.l.
Tyco International Finance S.A.
Tyco International Group S.A.
Tyco International Holding S.a.r.l.

Malaysia	ADT Services (M) Sdn. Bhd.

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
Life Engineering Sdn. Bhd.
Tyco Fire Protection Products (Malaysia) Sdn. Bhd.
Tyco Fire, Security & Services Malaysia Sdn Bhd
Tyco Grinnell KM Sdn. Bhd.
Tyco Services Malaysia Sdn. Bhd.

Mauritius	Tyco Asia Investments Limited

Mexico	ADT Integrated Solutions, S.A. de C.V.
ADT Private Security Services de Mexico, S.A. de C.V.
ADT Security Services, S.A. de C.V.
Ansul Mexico, S.A. de C.V.
Sensormatica, S. de R.L. de C.V.
Simplex Grinnell, S.A. de C.V.
Tyco International de Mexico, S. de R.L. de C.V.
Tyco Services, S.A. de C.V. (Mexico)
Tyco Servicios Compartidos, S.C.

Namibia	ADT Security Namibia (Proprietary) Limited

Netherlands	AIM Nederland B.V.
Pritchard Services Group BV
Protector Technologies BV
Sensormatic B.V.
Sensormatic Distribution & Holdings B.V.
Sensormatic Investments Associates B.V.
Tyco Building Services Products B.V.
Tyco Fire & Security Nederland BV

New Zealand	ADT Security Limited
Sensormatic New Zealand Limited
Tyco New Zealand Limited

Norway	Tyco Building Services Products (Norway) AS
Tyco Fire & Integrated Solutions (Norway) AS

Pakistan	Tyco Fire & Security Pakistan (PVT) Ltd.

Peru	Westfire Sudamerica S.R.L.

Philippines	Tyco PIECO Corporation, Inc.

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE

Poland	Visonic Sp.Zo.o. Ltd.

Portugal	L.P.G. Portugal - Sistemas de Proteccao Contra Incendios, Unipessoal, Lda.
Sensormatic Proteccao Contra Furto, Lda
Tyco Integrated Systems (Portugal), Unipessoal Lda

Puerto Rico	Sensormatic del Caribe, Inc.
Tyco Integrated Security Puerto Rico, Inc.

Russia	Limited Liability Company ADT Security Solutions

Scotland	WM Fire Protection Limited

Singapore	Central Spraysafe Company Pte Ltd
First City Care (Singapore) Pte. Ltd.
TEPG Pte Ltd
Tyco Building Services Pte. Ltd.
Tyco Fire & Building Products Asia Pte. Ltd.
Tyco Fire, Security & Services Pte. Ltd.

Slovakia	Tyco Fire & Integrated Solutions (Slovakia) s.r.o.

South Africa	ADT Kusela (Pty) Ltd (74%)
ADT Security (Proprietary) Limited (South Africa)
ADT Security Guarding (Proprietary) Limited
Ansul South Africa (Proprietary) Limited
Sentry Response (Pty) Ltd

South Korea	Dong Bang Electronic Industrial Co. Ltd.
Seaplus Co., Ltd.
Tyco Fire Integrated Services Korea Co., Ltd.
Tyco Marine Services Korea Company Limited

Spain	LPG Tecnicas en Extincion de Incendios, S.L.
Tyco Integrated Fire and Security Corporation Servicios, S.A.
Tyco Integrated Fire and Security Corporation, S.A.
Tyco Integrated Security, S.L.
Visonic Iberica de Seguridad, S.L.
Wormald Mather & Platt Espana, S.A.

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
Sri Lanka	A&E Products Lanka (PVT) Ltd

Sweden	Svenska Skum International AB
Tyco Building Services Products (Sweden) AB

Switzerland	Swiss Alertis AG
Tyco Fire & Security GmbH
Tyco Integrated Fire & Security (Schweiz) AG
Tyco International FH (Switzerland) GmbH
Tyco International Finance Group GmbH
Tyco International Finance Holding GmbH
Tyco International Holding S.a.r.l., Luxembourg (LU), Neuhausen am Rheinfall Branch
Tyco International Ltd.
Tyco International Services Holding GmbH
Tyco Italy (Switzerland) GmbH
Tyco-ADT Security Services AG

Taiwan	Shurjoint Piping Products, Inc.
Tyco Fire, Security & Services Taiwan Limited

Thailand	WHC Holdings Limited

Turkey	Tyco Yangin Korunum Sistemleri Anonim Sirketi

United Arab Emirates	Tyco Fire and Security LLC (UAE)

United Kingdom	ACE Security (Derbys) Limited
ADT (UK) Holdings PLC
ADT (UK) Limited
ADT Finance PLC
ADT Fire and Security PLC
ADT Group PLC
ADT South Africa Holding Limited
ADT Trustees Limited
Advanced Independent Monitoring Limited
Amberwell Holdings Limited
American District Telegraph Services International Limited
Atlas Fire Engineering Limited
Audix Systems Limited
Automated Loss Prevention Systems Limited
Automated Security (Holdings) PLC

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
Automated Security Limited
Britannia Security Group Limited
C.E. Security Systems Limited
Central Spraysafe Company Limited
Control Equipment Limited
Controlled Electronic Management Systems Limited
Exacq Technologies Europe Limited
Farnham Limited
Figgie (G.B.) Ltd.
Figgie (U.K.) Limited
Figgie Sportswear (U.K.) Limited
Figgie Sportswear Limited
First City Care (Holdings) Limited
First City Care (London) plc
First City Care (National) Limited
First City Care (Northern) Limited
Garfield Security Systems Limited
How Fire Limited
Intellectual Systems Ltd.
Kingsclere Investments Ltd.
LPG Fire Limited
Macron Safety Systems (UK) Limited
Modern Security Systems (Private Unlimited Company)
Pritchard Services Group Investments Limited
Proximex Limited
Scott Health & Safety Limited
Sensormatic Commercial/Industrial Ltd.
Sensormatic Finance Limited
Sensormatic Limited
Shearwater Solutions Limited
Shepton Holdings Limited
Spraysafe Automatic Sprinklers Limited
Thorn Security Group Limited
Thorn Security Limited
Thorn Security Pension Trustees Limited
Tyco Building Services Products (UK) Limited
Tyco European Metal Framing Limited
Tyco Fire & Integrated Solutions (UK) Limited
Tyco Fire Products Manufacturing Limited
Tyco Holdings (UK) Limited
Tyco Integrated Systems Limited
Valid Access Limited
Visonic Limited

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
Wormald Holdings (U.K.) Ltd.
Wormald Industrial Property Ltd.

United States	Carter Brothers, LLC	FL
	CEM Access Systems, Inc.	TX
	Central CPVC Corporation	AL
	Central Sprinkler LLC	DE
	Chagrin H.Q. Venture Ltd. (50%)	OH
	Chagrin Highlands Inc.	OH
	Chagrin Highlands Ltd. (50%)	OH
	Chemguard, Inc.	TX
	Connect 24 Wireless Communications Inc.	DE
	CVG Holding Corp.	DE
	Digital Security Controls, Inc.	NY
	Elpas, Inc.	DE
	Exacq Technologies, Inc.	IN
	Fire Products GP Holding, LLC	DE
	Grinnell LLC	DE
	Grinnell QSF, LLC	DE
	Haz-Tank Fabricators, Inc.	TX
	Master Protection, LP	DE
	Obsidian HCM Holdings, Inc.	DE
	Obsidian HCN International Corporation	DE
	Presidia (International) Insurance Company	VT
	Presidia (US) Insurance Company	VT
	Presidia Insurance Company	VT
	Proximex Corporation	DE
	Retail Expert, Inc.	DE
	Scott Technologies Foundation	OH
	Scott Technologies, Inc.	DE
	Senelco Iberia, Inc.	DE
	Sensormatic Asia/Pacific, Inc.	DE
	Sensormatic Electronics (Puerto Rico) LLC	DE
	Sensormatic Electronics, LLC	NV
	Sensormatic International, Inc.	DE
	Shurjoint America, Inc.	NV
	Simplex Time Recorder Co.	NV
	Simplex Time Recorder LLC	MA
	SimplexGrinnell Holdings LLC	DE
	SimplexGrinnell LP	DE
	STI Licensing Corporation	DE
	STI Properties, Inc.	DE

TYCO INTERNATIONAL LTD. - SEPTEMBER 26, 2014
COUNTRY	ENTITY NAME	STATE
	STI Properties, Ltd.	OH
	STI Risk Management Co.	FL
	STR Grinnell GP Holding, LLC	NV
	Tyco Finance Corp.	DE
	Tyco Fire & Security (US) Management, Inc.	NV
	Tyco Fire & Security LLC	NV
	Tyco Fire & Security US Holdings LLC	DE
	Tyco Fire Products LP	DE
	Tyco Fire Protection LLC	DE
	Tyco Holdings of Nevada, Inc.	NV
	Tyco Integrated Security LLC	DE
	Tyco International (US) International Holdings B, LLC	DE
	Tyco International Finance US LLC	NV
	Tyco International Management Company, LLC	NV
	Tyco International PLT Holdings, Inc.	DE
	Tyco International US China Inc.	DE
	Tyco Receivables Corp.	DE
	Tyco Worldwide Services, Inc.	DE
	Visonic Inc.	MA
	Water Holdings Corp.	DE
	White Mountain Group Holdings, Inc.	NV
	White Mountain Insurance Company	VT
	WillFire HC, LLC	DE
	Yarway Corporation	DE

Uruguay	ADT Security Services S.A. (Uruguay)
Knogo Latin America S.A.
LPG America Latina Sociedad Anonima
Visonic Latin America S.R.L.
Visonica S.A.

Venezuela	Ansul de Venezuela C.A.
Grinnell Sistemas de Proteccion Contra Incendio S.A. (Venezuela)